EXHIBIT 99.1

QuantumScape Corporation

Unaudited Condensed Consolidated Financial Statements

(Unaudited)

QuantumScape Corporation

Unaudited Condensed Consolidated Balance Sheets

(In Thousands, Except Share and per Share Amounts)

	September 30,	December 31,
	2020	2019
	Unaudited
Assets
Current assets
Cash and cash equivalents ($3,407 and $3,409 as of September 30, 2020 and December 31, 2019, respectively, for joint venture)	$10,573	$22,822
Marketable securities	69,469	107,099
Prepaid expenses and other current assets	1,746	1,255

Total current assets	81,788	131,176
Property and equipment, net	34,654	25,492
Right-of-use lease asset	12,027	12,942
Other assets	6,597	2,774

Total assets	135,066	172,384

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$4,733	$2,851
Accrued liabilities	2,682	1,307
Accrued compensation	1,417	1,112
Operating lease liability, short-term	1,184	1,080
Strategic premium, short-term	655	873

Total current liabilities	10,671	7,223
Operating lease liability, long-term	11,558	12,463
Convertible preferred stock warrant liabilities	10,807	1,860
Strategic premium, long-term and other liabilities	164	436
Convertible preferred stock tranche liabilities	347,120	—

Total liabilities	380,320	21,982
Commitment and contingencies (see Note 7)
Redeemable convertible preferred stock
Redeemable convertible preferred stock, par value of $0.0001 per share, 63,329,998 and 49,073,189 shares authorized as of September 30, 2020 and December 31, 2019, respectively, 48,390,851 and 48,390,851 shares issued and outstanding with aggregate liquidation preference of $414,335 and $414,335 as of September 30, 2020 and December 31, 2019, respectively.	405,575	405,575
Stockholders’ deficit
Common stock – $0.0001 par value; 206,014,841 shares authorized (95,684,843 Class A and 47,000,000 Class B); 11,333,260 and 11,229,241 Class A and Class B shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in-capital	52,650	43,077
Treasury stock- fair market value at repurchase; 438,191 shares at September 30, 2020 and December 31, 2019	(4,189)	(4,189)
Accumulated other comprehensive income	39	90
Accumulated deficit	(701,034)	(295,862)

Total QuantumScape stockholders’ deficit	(652,533)	(256,883)
Non-controlling interest	1,704	1,710

Total stockholders’ deficit	(650,829)	(255,173)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$135,066	$172,384

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

QuantumScape Corporation

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, Except Share and per Share Amounts)

	Nine Months Ended
	September 30,
	2020	2019
Operating expenses:
Research and development	$42,373	$33,084
General and administrative	8,460	7,637

Total operating expenses	50,833	40,721

Loss from operations	(50,833)	(40,721)
Other income (expense):
Interest expense	(8,947)	(1)
Interest income	962	2,925
Other income	760	817
Other expense	(347,120)	—

Total other income (expense)	(354,345)	3,741

Net loss	(405,178)	(36,980)
Less: Net income (loss) attributable to non-controlling interest, net of tax of $0 for the nine-months ended September 30, 2020 and 2019	(6)	15

Net loss attributable to common stockholders	$(405,172)	$(36,995)

Net loss	$(405,178)	$(36,980)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(50)	125

Total comprehensive loss	(405,228)	(36,855)
Less: Comprehensive income (loss) attributable to non-controlling interest	(6)	15

Comprehensive loss attributable to common stockholders	$(405,222)	$(36,870)

Basic and Diluted net loss per share	$(36.03)	$(3.31)
Basic and Diluted weighted-average common shares outstanding	11,244,365	11,186,064

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

QuantumScape Corporation

Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(In Thousands, Except Share and per Share Amounts)

							Additional Paid-In Capital	Accumulated Deficit	Accumulated other Comprehensive gain (loss)	Total QuantumScape Stockholders’ deficit	Non- Controlling interest	Total
	Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2019	48,390,851	$405,575	11,229,241	$1	438,191	$(4,189)	$43,077	$(295,862)	$90	$(256,883)	$1,710	$(255,173)
Exercise of stock option	—	—	104,019	0	—	—	320	—	—	320	—	320
Stock-based compensation	—	—	—	—	—	—	9,253	—	—	9,253	—	9,253
Net loss	—	—	—	—	—	—	—	(405,172)	—	(405,172)	(6)	(405,178)
Unrealized gain on marketable securities	—	—	—	—	—	—	—	—	(51)	(51)	—	(51)

Balance at September 30, 2020	48,390,851	$405,575	11,333,260	$1	$438,191	$(4,189)	$52,650	$(701,034)	$39	$(652,533)	$1,704	$(650,829)

	Redeemable Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated other Comprehensive gain (loss)	Total QuantumScape Stockholders’ deficit	Non- Controlling interest	Total
	Shares	Amount	Shares	Amount	Stock	Stock
Balance at December 31, 2018	48,390,851	$405,575	11,075,476	$1	$438,191	$(4,189)	$35,957	$(246,083)	$(31)	$(214,345)	$1,690	$(212,655)
Exercise of stock option	—	—	122,289	0	—	—	266	—	—	266	—	266
Stock-based compensation	—	—	—	—	—	—	4,817	—	—	4,817	—	4,817
Adoption of ASC 842	—	—	—	—			—	1,419	—	1,419	—	1,419
Net loss	—	—	—	—	—	—	—	(36,995)	—	(36,995)	15	(36,980)
Unrealized gain on marketable securities	—	—	—	—	—	—	—		125	125	—	125

Balance at September 30, 2019	48,390,851	$405,575	11,197,765	$1	$438,191	$(4,189)	$41,040	$(281,659)	$94	$(244,713)	$1,705	$(243,008)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

QuantumScape Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

(In Thousands, Except Share and per Share Amounts)

	Nine Month Ended September 30,
	2020	2019
Operating activities
Net loss	$(405,178)	$(36,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,206	3,818
Amortization of right-of-use assets	915	863
Amortization of premiums and accretion of discounts on marketable securities	212	(1,815)
Amortization of strategic premium	(490)	(655)
Stock-based compensation expense	9,253	4,817
Change in fair value of convertible preferred stock warrant liabilities	8,947	—
Change in fair value of convertible preferred stock tranche liabilities	347,120	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(491)	(758)
Accounts payable, accrued liabilities and accrued compensation	1,193	829
Operating lease liability	(801)	(706)

Net cash used in operating activities	(34,114)	(30,587)
Investing activities
Purchases of property and equipment	(13,912)	(5,666)
Proceeds from maturities of marketable securities	88,000	197,000
Purchases of marketable securities	(50,633)	(165,211)

Net cash provided by investing activities	23,455	26,123
Financing activities
Proceeds from issuance of common stock, net of issuance costs	320	266
Deferred financing and SPAC business combination fees	(2,491)	—

Net cash (used in) provided by financing activities	(2,171)	266

Net (decrease) in cash, cash equivalents and restricted cash	(12,830)	(4,198)
Cash, cash equivalents and restricted cash at beginning of period	25,596	33,632

Cash, cash equivalents and restricted cash at end of period	$12,766	$29,434

Supplemental disclosure of cash flow information
Purchases of property and equipment, accrued but not paid	$3,003	$863
Deferred financing and SPAC business combination fees, accrued but not paid	$1,912	$—

The following presents the Company’s cash, cash equivalents and restricted cash by category in the Company’s Consolidated Balance Sheets:

	September 30,	December 31,
	2020	2019
	Unaudited
Cash and cash equivalents	$10,573	$22,822
Other assets	2,193	2,774

Total cash, cash equivalents and restricted cash	$12,766	$25,596

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

QuantumScape Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

1. Nature of Business

Organization

QuantumScape Corporation (the Company) was incorporated in Delaware in May 2010. The Company is a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles. The Company is headquartered in San Jose, California.

The Company is focused on the development and commercialization of its solid-state lithium-metal batteries. Planned principal operations have not yet commenced. As of September 30, 2020, the Company has not derived revenue from its principal business activities.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. To date, our business operations have been slowed due to the government restrictions, however there has not been a direct impact on our financial operations. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

Pending Business Combination

On September 3, 2020, Kensington Capital Acquisition Corp (“Kensington” or “KCAC”), together with Merger Sub, its fully owned subsidiary, announced that the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Kensington. Kensington is special purpose acquisition company. If such business combination is ultimately completed (referred to as “SPAC business combination”), the Company would effectively comprise all of Kensington’s material operations. The business combination agreement requires the investment of $500.0 million from other private investors (PIPE) in addition to the $230.0 million already available in the KCAC account. As the SPAC business combination has not occurred as of September 30, 2020, there is no impact for the operations of Kensington in the financial statements of the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) as determined by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) for interim financial information and pursuant to the regulations of the U.S. Securities and Exchange Commission (SEC).

Use of Estimates

The preparation of the condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements as well as reported amounts of expenses during the reporting periods. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of common stock, valuation of convertible preferred stock warrants, and valuation of convertible preferred stock tranche liabilities, among others. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Unaudited Interim Condensed Consolidated Financial Statements

The accompanying interim condensed consolidated balance sheet as of September 30, 2020, the interim condensed consolidated statements of redeemable preferred stock and stockholders’ deficit, the interim condensed consolidated statements of operations, and the interim condensed consolidated statements of cash flows for the nine months ended September 30, 2020 and 2019, are unaudited.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in management’s opinion, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the nine months ended September 30, 2020 and 2019. The financial data and the other financial information disclosed in the notes to these condensed consolidated financial statements related to the nine month periods are also unaudited. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2019 included in the Kensington proxy statement/prospectus/information statement dated November 10, 2020, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933.

Principles of Consolidation

The Company’s policy is to consolidate all entities that it controls by ownership of a majority of the outstanding voting stock. In addition, the Company consolidates entities that meet the definition of a variable interest entity (“VIE”) for which the Company is the related party most closely associated with and is the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant to the entity. For consolidated entities that are less than wholly owned, the third party’s holding of an equity interest is presented as Noncontrolling interests in the Company’s Consolidated Balance Sheet and Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit. The portion of net earnings attributable to the noncontrolling interests is presented as Net income (loss) attributable to noncontrolling interests in the Company’s Consolidated Statements of Operations and Comprehensive Loss.

The Company was a single-legal entity prior to becoming a partner with Volkswagen Group of America (VWGoA) in the JV entity. As noted in “Joint Venture” discussion, the Company determined the JV entity was a VIE for which it was required to consolidate the operations upon its formation in 2018. The Company continued to consolidate the operations of the JV entity in 2019 through September 30, 2020 as the determination of the variable interest entity has not changed.

Joint Venture

On June 18, 2018, the JV entity was incorporated as a limited liability company. VWGoA, VGA and QuantumScape executed a Joint Venture Agreement (“JVA”), effective September 2018, with the goal of jointly establishing a manufacturing facility in the United States to produce the pilot line of the Company’s product through the JV entity. Volkswagen is a related party stockholder (13.1% voting interest holder of the Company as of September 30, 2020, December 31, 2019 and as of the formation of the JV entity), and also participated in the Company’s Series E convertible preferred stock financing which closed concurrently with the effectiveness of the JV entity and the JVA. Upon the effectiveness of the JVA, each party contributed $1.7 million in cash to capitalize the JV entity in exchange for 50% equity interests.

The joint venture is considered a variable interest entity with a related party and therefore the related party whose business is more closely related to the planned operations of the joint venture is required to consolidate the operations.

The Company determined its operations were most closely aligned with the operations of the joint venture and therefore has consolidated the results of the JV entity’s operations in its consolidated balance sheet, statement of operations and statement of stockholders’ equity. The JV entity has had minimal operations in through September 30, 2020.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents, of which $4.7 million is held in a US government Money Market fund, and marketable securities, all of which are invested in US government securities. The Company seeks to mitigate its credit risk with respect to cash and cash equivalents and marketable securities by making deposits with large, reputable financial institutions and investing in shorter term and highly rated instruments.

Credit Impairment Implementation on Available For Sales Securities

An available for sales debt security is impaired when its fair value is less than its amortized cost basis. The portion of impairment due to a credit loss is recorded to net income through an allowance for credit losses, while any portion of impairment that is due to factors other than a credit loss (e.g., changes in market rates) is recognized in other comprehensive income, net of applicable taxes. However, if an entity intends to sell the debt security (that is, it has decided to sell the security), or more likely than not will be required to sell the security before recovery of its amortized cost basis, any allowance for credit losses shall be written off and the amortized cost basis shall be written down to the debt security’s fair value with any incremental impairment reported in earnings.

Restricted Cash

Restricted cash, if the date of availability or disbursement is longer than one year and the balances are maintained under an agreement that legally restricts the use of such funds, is not included within cash and cash equivalents and is reported within other assets.

As of September 30, 2020, restricted cash is comprised of $2.2 million of which $2.0 million was pledged as a form of security for the Company’s facility lease agreement and $0.2 million as collateral for a commercial letter of credit issued to an equipment supplier. As of December 31, 2019, restricted cash was $2.8 million.

Convertible Preferred Stock

The Company records shares of convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified all of its outstanding convertible preferred stock as temporary equity. The convertible preferred stock is recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition and sale of all or substantially all of the Company’s assets, the convertible preferred stock will become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares will be distributed in accordance with the liquidation preferences set forth in the Company’s Amended and Restated Certificate of Incorporation. The Company has determined not to adjust the carrying values of the convertible preferred stock to the liquidation preferences of such shares because of the uncertainty of whether or when such an event would occur.

Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based awards made to employees, directors, and non-employees (beginning in the year ended December 31, 2019), including stock options and restricted shares, based on estimated fair values recognized over the requisite service period.

The fair value of options granted is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of the Company’s common stock, and an assumed risk-free interest rate. The Company accounts for forfeitures when they occur. The Company uses the simplified calculation of the expected life, which takes into consideration the grant’s contractual life and vesting period and assumes that all options will be exercised between the vesting date and the contractual term of the option. No awards have been issued with a market condition or other non-standard terms.

In August 2020, the Company granted restricted stock unit awards as part of an employee retention program. The fair value of the restricted stock unit grant is based on the deemed fair value of the common stock on the grant date.

Prior to January 1, 2019, stock-based awards granted to non-employees were subject to periodic re-measurement over the period that services are rendered. Beginning January 1, 2019 upon the adoption of Accounting Standards Update (“ASU”) 2018-07. Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting as described in Note 3, the measurement of equity-classified nonemployee awards is fixed at the grant date.

There is no public market for the Company’s stock. The estimate for volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. Since these comparable companies operate in the same industry segment, the Company expects that it would share similar characteristics, such as risks profiles, volatility, capital intensity, clientele, and market growth patterns and drivers.

The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option.

Preferred Stock Tranche Liabilities

The Company has determined that its obligation to issue, and the Company’s investors’ right to purchase shares of Series F convertible preferred stock pursuant to the future time-based and milestone closings (see Note 4) represent a freestanding financial instrument (the “tranche liabilities”). The tranche liabilities were initially recorded at fair value and are remeasured at each reporting period and upon the exercise or expiration of the obligation, with gains and losses arising from subsequent changes in its fair value recognized in other expense, net, in the unaudited condensed consolidated statement of operations. At the time of the exercise or expiration of the tranche liabilities, the fair value of the tranche liabilities are reclassified to convertible preferred stock on the unaudited condensed consolidated balance sheet with no further remeasurement required. The fair value of the preferred stock tranche liabilities are recorded as a long-term liability on the condensed consolidated balance sheet.

3. Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. ASU 2016-13 also provides updated guidance regarding the impairment of available-for-sale debt securities and includes additional disclosure requirements. The Company adopted this guidance as of January 1, 2020 with no impact upon adoption.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangement (Topic 808): clarifying the Interaction between Topic 808 and Topic 606, which clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC Topic 606 when the counterparty is a customer. In addition, Topic 808 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. The Company adopted this guidance as of January 1, 2020 with no impact upon adoption.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2021 and adoption must be as of the beginning of the Company’s annual fiscal year. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

4. Fair Value Measurement

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows (amounts in thousands):

	Fair Value Measured as of September 30, 2020 Using
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market fund	$4,700	$–	$—	$4,700
Marketable securities	—	69,469	—	69,469

Total fair value	$4,700	$69,469	$—	$74,169

Liabilities included in:
Convertible preferred stock warrant liabilities	$—	$—	$10,807	$10,807
Convertible preferred stock tranche liabilities	—	—	347,120	347,120

Total fair value	$—	$—	$357,927	$357,927

	Fair Value Measured as of December 31, 2019 Using
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market fund	$5,163	$—	$—	$5,163
Marketable securities	—	120,599	—	120,599

Total fair value	$5,163	$120,599	$—	$125,762

Liabilities included in:
Convertible preferred stock warrant liabilities	$—	$—	$1,860	$1,860

Total fair value	$—	$—	$1,860	$1,860

Marketable Securities

The following table summarizes, by major security type, the Company’s assets that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy. Amortized cost net of unrealized gain is equal to fair value as of September 30, 2020 and December 31, 2019. The fair value as of September 30, 2020 and December 31, 2019, are as follows (amounts in thousands).

	September 30, 2020
	Amortized Cost	Unrealized Gain	Unrealized Loss	Fair Value
Level 1 securities
Money market fund	$4,700	$—	$—	$4,700
Level 2 securities
US government securities	69,430	40	(1)	69,469

Total	$74,130	$40	$(1)	$74,169

	December 31, 2019
	Amortized Cost	Unrealized Gain	Unrealized Loss	Fair Value
Level 1 securities
Money market fund	$5,163	$—	$–	$5,163
Level 2 securities
Repurchase agreement	13,500	—	—	13,500
US government securities	107,009	93	(3)	107,099

Total Level 2 securities	120,509	93	(3)	120,599

Total	$125,672	$93	$(3)	$125,762

Any realized gains and losses and interest income are included in interest income.

We regularly review our available-for-sale marketable securities in an unrealized loss position and evaluate the current expected credit loss by considering factors such as historical experience, market data, issuer-specific factors, and current economic conditions. As of September 30, 2020, no expected credit losses were recorded as there was no individual security in an unrealized loss position.

The estimated amortized cost and fair value of marketable securities by contractual maturity as of September 30, 2020 is as follows (amounts in thousands):

	Amortized Cost	Fair Value
Due within one year	$74,130	$74,169
Due after one year and through five years	–	–

Total short-term investments	$74,130	$74,169

As of September 30, 2020 and December 31, 2019, the carrying values of cash and cash equivalents, accounts payable and accrued liabilities approximate their respective fair values due to their short-term nature.

Warrants

In 2011 through 2013, in connection with an equipment and loan security agreement with TriplePoint Capital, the Company issued warrants to purchase 124,586 shares of Series A convertible preferred stock at $2.20131 per share (“the TPC1 warrants”). The TPC1 warrants expire at the later of 7 years from effective date or five years after an initial public offering or acquisition. The Company recorded the fair value of the warrants upon issuance as debt issuance cost and amortized the amount over the term of the agreement to interest expense in the statement of operations and comprehensive loss.

In January 2015, the Company entered into another equipment loan and security agreement with TriplePoint Capital. In connection with the borrowing of funds per the agreement, the Company issued warrants to purchase 129,718 shares of Series C convertible preferred stock at $10.40717 per share (“TPC2 warrants”). The TPC2 warrants expire at the later of 2022 or five years after an initial public offering or acquisition. The Company recorded the fair value of the warrants upon issuance as debt issuance cost and amortized the amount over the term of the agreement to interest expense in the statement of operations and comprehensive loss

As the underlying convertible preferred shares of the outstanding TPC warrants are redeemable outside the control of the Company, the fair value of the TPC warrants are reported on the Company’s balance sheets as a long-term liability as of September 30, 2020 and December 31, 2019, in the amount noted in the table below.

The Company re-measured the fair value of the outstanding TPC1 and TPC2 warrants at September 30, 2020 with the difference recorded in interest expense using an Option Pricing Model (OPM). The TPC1 warrants were re-measured at September 30, 2020, using the Option Pricing Model (OPM) with the following assumptions: option term of 5 years, volatility of 76.6%, risk-free interest rate of 0.28% and no expected dividends. The TPC2 warrants were re-measured at September 30, 2020, using the OPM with the following assumptions: option term of 5 years, volatility of 62.7%, risk-free interest rate of 0.28% and no expected dividends. The Company calculated the current estimated fair value of preferred Series A and preferred Series C stocks by the probability weighting of the closing of the business combination with Kensington. The probability weighting is considered a significant unobservable input (Level 3), as well as the discounting factor. The Company assumed a 75% probability of the transaction closing at September 30, 2020. The fair value of the SPAC business combination of $57.93 was calculated based on the traded stock price of Kensington at September 30, 2020 of $16.75, adjusted for the conversion ratio in the SPAC business combination (4.0217), and adjusted for a discount for lack of marketability of 14%. This estimated value was then weighted with 25% of the values of preferred Series A and preferred Series C, estimated at $16.06 and $18.57, respectively, derived from the OPM as of September 30, 2020. The probability of the business combination not occurring of 25% takes into consideration several uncertainties, including Board and shareholder approval of the proposed merger transaction with KCAC, closing of the PIPE, and obtaining SEC approval of the proposed merger as of September 30, 2020.

There was no re-measurement as of September 30, 2019 for the TPC1 and TPC2 warrants as there were no changes to the underlying assumptions. The 5 years term was derived based on the Company’s estimation of the timing of the exercise of the warrants.

The TPC1 and TPC2 warrants are classified as Level 3 in the fair value hierarchy. The following table presents the reconciliation of the Company’s liabilities measured and recorded at fair value on a recurring basis using the significant observable inputs (Level 3) outlined above (amounts in thousands):

			Total
	TPC1 Warrants	TPC2 Warrants	Liability
Balance at December 31, 2018	$984	$782	$1,766
Re-measurement loss included in interest expense	–	–	–

Balance at September 30, 2019	$984	$782	$1,766

			Total
	TPC1 Warrants	TPC2 Warrants	Liability
Balance at December 31, 2019	$1,036	$824	$1,860
Re-measurement loss included in interest expense	4,630	4,317	8,947

Balance at September 30, 2020	$5,666	$5,141	$10,807

Convertible Preferred Stock Tranche Liabilities

In May 2020, the Company executed a stock purchase agreement and other related agreements with VGA for the investment of $200 million in the Company’s Series F convertible preferred stock. The transaction will be funded in two tranches with the first tranche to occur on December 1, 2020 and the second tranche contingent on the occurrence of two milestones.

The stock purchase agreement with VGA obligates the Company to issue and sell, and VGA to purchase, up to a total of 7,569,508 shares of Series F convertible preferred stock (the “tranche shares”) at $26.4218 per share, on December 1, 2020 for half of the obligation (the time based portion of the agreement, “tranche shares 1”) and upon the occurrence of two milestones for the remainder of the obligation (“tranche shares 2”). The Company concluded that the firm commitment to issue the tranche shares met the definition of a freestanding financial instrument. As the underlying convertible preferred shares of the outstanding tranche liabilities are redeemable outside the control of the Company, the fair value of the tranche liabilities is reported on the Company’s balance sheets as a long-term liability as of September 30, 2020, and the fair value change is recorded in other expense in the consolidated statements of operations and comprehensive loss, as noted in the table below.

The Company estimated the fair value of the Series F tranche commitment liabilities to VGA at the initial issuance date as negligible as the transaction was negotiated at arm length and in good faith. The tranche liabilities were re-measured as of September 30, 2020, as discussed below.

In August 2020, the Company executed multiple stock purchase agreements (tranche shares 3 and 4) with new and existing investors for the investment of $188.0 million in the Company’s Series F convertible preferred stock of which $94.0 million will be funded at the earlier of December 1, 2020 or the SPAC business combination’s (“tranche shares 3”). The remaining $94.0 million tranche (“tranche shares 4”) will be funded at the earlier of the SPAC business combination’s closing or March 2021. Similar to the tranche shares to VGA, the Company concluded that the firm commitment to issue the incremental tranche shares 3 and 4 met the definition of a freestanding financial instrument. As with the VGA tranche shares, the fair value of the tranche liabilities for tranches shares 3 and 4 is reported on the Company’s balance sheets as a long-term liability as of September 30, 2020, and the fair value change is recorded in other expense in the consolidated statements of operations and comprehensive loss, as noted in the table below.

The Company determined, although there was the potential for the tranche liabilities for tranche shares 3 and 4 to have value at the execution of the stock purchase agreements, the liabilities were required to be remeasured as of September 30, 2020 and any change in fair value of the liability would be recorded as other expense during the same interim period. The Company remeasured all four tranche share liabilities as of September 30, 2020, giving consideration to the probability weighting of the closing of the SPAC business combination with Kensington. The probability weighting is considered a significant unobservable input (Level 3), as well as the discounting factor. The Company assumed a 75% probability of the transaction closing at September 30, 2020. The fair value of the SPAC business combination of $57.93 was calculated based on the traded stock price of Kensington at September 30, 2020 of $16.75, adjusted for the conversion ratio in the SPAC business combination (4.0217), and adjusted for a discount for lack of marketability of 14%. This was then adjusted for the estimated term of the tranche between 0.17 years and 0.50 years. The probability of the SPAC business combination not occurring of 25% utilized the Series F exercise price of $26.42.

The Series F tranche liabilities are classified as Level 3 in the fair value hierarchy. The following table presents the reconciliation of the Company’s liabilities measured and recorded at fair value on a recurring basis using the significant unobservable inputs described above (amounts in thousands):

Fair Value
Balance at December 31, 2019	$–
Issuance and remeasurement loss recorded in other expense	(347,120)

Balance at September 30, 2020	$(347,120)

5. Property and Equipment

Property and equipment as of September 30, 2020 and December 31, 2019, consisted of the following (amounts in thousands):

	September 30,	December 31,
	2020	2019
Computers and hardware	$706	$598
Furniture and fixtures	10,031	4,755
Lab equipment	31,371	25,919
Leasehold improvements	13,427	12,005
Construction-in-progress	10,720	8,610

	66,255	51,887
Accumulated depreciation and amortization	(31,601)	(26,395)

Property and equipment, net	$34,654	$25,492

Depreciation and amortization expense related to property and equipment was $5.2 million and $4.2 million for the nine months ended September 30, 2020 and 2019, respectively.

6. Leases

The Company currently leases its headquarters under a single lease classified as an operating lease expiring in January 2023. Fixed rent escalates each year, but the Company is responsible for a portion of the landlord’s operating expenses such as property tax, insurance and common area maintenance which are considered variable costs. Under the lease, the Company has one 60-month renewal option, which has been included in the calculation of lease liabilities and right of use assets at the adoption date as the exercise of the option was reasonably certain. As the renewal rent has not been negotiated, the Company uses an estimated rent rate which approximates the fair market rent at adoption for the extension period. This lease does not have any contingent rent payments and does not contain residual value guarantees.

The Company does not have any leases classified as financing leases.

The components of lease related expense are as follows (amounts in thousands):

	Nine Months Ended September 30,
Operating leases	2020	2019
Operating lease cost	$1,607	$1,607
Variable lease cost	305	318

Operating lease expense	1,912	1,925

The components of supplemental cash flow information related to leases are as follows (amounts in thousands):

	Nine Months Ended September 30,
	2020	2019
Operating cash flows - operating leases	$1,494	$1,451
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$14,100

As of September 30, 2020, future minimum payments during the next five years and thereafter are as follows (amounts in thousands):

Operating Leases
Six Months Ended December 31, 2020	$499
Year Ended December 31, 2021	2,053
Year Ended December 31, 2022	2,115
Year Ended December 31, 2023	2,301
Year Ended December 31, 2024	2,318
Thereafter	7,146

Total	16,432
Less present value discount	(3,690)

Operating lease liabilities	$12,742

7. Commitments and Contingencies

The Company is currently not aware of any investigations, claims, or lawsuits that it believes could have a material adverse effect on the financial position or on the results of operations.

8. Redeemable Convertible Preferred Stock

The Company’s certificate of incorporation, as amended and restated as of May 14, 2020 authorizes the issuance of 63,329,998 shares of $0.0001 par value convertible preferred stock. The following table summarizes the convertible preferred stock outstanding as of September 30, 2020, and the rights and preferences of the respective series:

	Shares
	Authorized	Issued
Series A	12,316,831	12,192,245
Series B	12,381,008	12,381,008
Series B-1	4,076,037	4,076,037
Series C	11,388,090	11,258,372
Series D	2,983,189	2,983,189
Series E	5,500,000	5,500,000
Series F	14,684,843	—

	63,329,998	48,390,851

Series F Tranche Commitment Liability
Estimated fair value at June 30, 2020	$—
Change in fair value	347,120

Estimated fair value at September 30, 2020	$347,120

As of
September 30, 2020
Estimated future value of Series F redeemable convertible preferred stock	$50.05
Discount rate	0.09%
Time to liquidity (years)	0.15

In March 2016, the Board of Directors and stockholders approved the issuance of additional 2,983,189 shares of Series D convertible preferred stock at a price of $20.1127 per share and 2,485,990 shares were sold for net proceeds of $49.7 million to two new strategic investors. In March 2017, the Company sold 497,199 shares of Series D convertible preferred stock to an existing strategic investor for net proceeds of $10.0 million.

The Company determined that Series D convertible preferred stock share purchase agreements with the two new investors executed in 2016 contained strategic terms. Both companies had strategic interest in the Company’s technology and have negotiated specific strategic terms expected to benefit these new investors, over and above the value that would be expected to be realized from the equity investment itself. Thus, the sale of the Series D convertible preferred stock to these two new investors reflected a higher price (“strategic premium”) than what a market participant who did not receive these strategic benefits would be willing to pay. The Company allocated the net proceeds of $49.7 million from these two investors between the Series D convertible preferred stock and the strategic premium. Based on the Company’s valuation of the Series D convertible preferred stock, the Company calculated the strategic premium to be approximately $6.2 million which it recorded as a deferred liability on the balance sheet.

The sales of Series D convertible preferred stock in March 2017 to an existing investor was also determined to have included strategic terms as the investor is expected to benefit over and above the value to be realized from the equity investment itself. The Company allocated approximately $1.7 million of the proceeds as a strategic premium and recorded it as a deferred liability on the balance sheet.

The strategic premium is considered akin to payment for research and development efforts as the strategic premium will be used to pay for incremental cost associated with the Company’s battery cell development. The Company has an accounting policy to record research and development effort payments as contra research and development. Therefore, the Company records the benefits (amortization of the strategic premium) over the estimated period of the development agreements with the investors which was originally estimated to be three years at March 2016 and two years at March 2017.

Subsequent to the Series D issuance, in 2018, 2019 and in the nine months ended September 30, 2020, the Company re-assessed the estimated period of the development agreements as part of its annual forecast process and determined that the period should be extended. The updated period of the estimated period of the development agreements was utilized to amortize the remaining strategic premium during those periods. For the nine months ended September 30, 2020 and September 30, 2019, the Company recorded amortization of $0.5 million and $0.7 million, respectively, as a reduction to research and development expenses.

In May and July 2020, the Board of Directors and stockholders approved the sale of up to 14,684,843 shares of Series F convertible preferred stock at the price of $26.4218 per share for gross proceeds of approximately $388.0 million to VGA and other new and existing investors. The proceeds are expected to be received in November 2020, December 2020 and Q1 2021.

Dividends

The holders of shares of Series A, Series B, Series B-1, Series C, Series D, Series E and Series F convertible preferred stock are entitled to receive non-cumulative dividends, out of any assets legally available for such purpose, prior and in preference to any declaration or payment of any dividend on the common stock, when, as, and if, declared by the Board of Directors in the amount equal to at least $0.1761408, $0.402, $0.4965296, $0.8325736, $1.6090, $1.787 and $2.1137 per share, respectively on each outstanding share of preferred stock. No distributions shall be made with respect to the common stock unless declared dividends on the preferred stock have been paid or set aside.

Conversion

Each share of Series A, Series B, and Series B-1 convertible preferred stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Class B common stock as is determined by dividing the applicable original issue price by the conversion price applicable to such share in effect on the date of conversion (Series A at $2.20131 as of September 30, 2020 and December 31, 2019; Series B at $5.01900 as of September 30, 2020 and December 31, 2019; and Series B-1 at $6.20662 as of September 30, 2020 and December 31, 2019).

Each share of Series C, Series D, Series E, and Series F convertible preferred stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Class A common stock as is determined by dividing the applicable original issue price by the conversion price applicable to such share in effect on the date of conversion (Series C at $10.40717 as of September 30, 2020 and December 31, 2019 , Series D at $20.1127 as of September 30, 2020 and December 31, 2019, and Series E at $22.3437 as of September 30, 2020 and December 31, 2019).

The conversion price of each series of preferred stock may be subject to adjustment from time to time under certain circumstances. The preferred stock issued to date was sold at a price of $2.20131, $5.01900, $6.20662, $10.40717, $20.1127 and $22.3437 per share for Series A, Series B, Series B-1, Series C, Series D and Series E convertible preferred stock, respectively, which exceeded the fair value of the common stock. Accordingly, there was no intrinsic value associated with the issuance of the preferred stock through September 30, 2020, and there were no other separate instruments issued with the preferred stock that required further evaluation of a beneficial conversion option. Each share of convertible preferred stock shall automatically be converted into fully paid, non-assessable shares of common stock immediately upon the earlier of: (i) the sale by the Company of its common stock in a firm commitment, underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the Securities Act), the public offering price of which results in the aggregate cash proceeds to the Company of not less than $50,000,000 (net of underwriting discounts and commissions); or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock then outstanding.

Liquidation Preferences

In the event the Company liquidates, dissolves, or winds up its business, either voluntarily or involuntarily, the holders of its Series A, Series B, Series B-1, Series C, Series D, Series E and Series F convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of its assets to the holders of common stock, $2.20131, $5.019, $6.20662, $10.40717, $20.1127 $22.3437 and $26.4218 per share, respectively, plus any declared but unpaid dividends. If the assets are insufficient to distribute this liquidation preference, then the entire assets of the Company shall be distributed on a pro rata basis to the convertible preferred stockholders.

If there are any remaining assets upon the completion of the liquidating distribution to the Series A, Series B, Series B-1, Series C, Series D, Series E and Series F convertible preferred stockholders, the holders of the Company’s common stock will receive all of its remaining assets on a pro rata basis.

The merger or consolidation of the Company into another entity in which the Company’s stockholders own less than 50% of the voting stock of the surviving company, or the sale, transfer, or lease of substantially all the Company’s assets, shall be deemed a liquidation, dissolution, or winding up of the Company. However, the treatment of a liquidation, dissolution, or winding up may be waived by consent or vote of a majority of the outstanding preferred stockholders (voting as one class on an as-converted basis). The underlying Series A, Series B, Series B-1, Series C, Series D, Series E and Series F convertible preferred shares are considered redeemable outside of the Company’s control (i.e., the Series A, Series B, Series B-1, and Series C convertible stockholders control a majority of the Board of Directors, and a majority vote of Series A convertible stockholders can cause a liquidation).

Voting Rights

Each holder of convertible preferred stock Series A, Series B, and Series B-1 will convert into Class B common stock. Each holder of Series C, Series D, Series E and Series F convertible preferred stock will convert into Class A common stock. Each holder of Class B common stock shall be entitled to ten (10) votes per share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters submitted to a vote or for the written consent of the stockholders of the corporation.

Convertible Preferred Stock Tranche Liabilities

As noted in Note 4, “Fair Value Measurements”, the Company executed a stock purchase agreement and other related agreements with VGA for the investment of $200 million in the Company’s Series F convertible preferred stock. The transaction will be funded in two tranches with the first tranche to occur on December 1, 2020 and second tranche contingent on the occurrence of two milestones. In August 2020, the Company executed multiple stock purchase agreements with new and existing investors for the investment of $188.0 million in the Company’s Series F convertible preferred stock of which $94.0 million will be funded at the earlier of December 1, 2020 or the SPAC business combination closing. The remaining $94.0 million tranche will be funded at the earlier of the SPAC business combination closing or March 2021. No Series F convertible preferred shares were outstanding as of September 30, 2020. See discussion in Note 4, “Fair Value Measurements”, for further discussion of the Company’s further consideration of this financing.

9. Stockholders’ Equity

Common Stock

As of September 30, 2020, the Company is authorized to issue 95,684,843 shares of Class A common stock, and 47,000,000 shares of Class B common stock, each with a par value of $0.0001 per share. As of September 30, 2020 and December 31, 2019, common stock outstanding consists of 10,697,052 and 10,651,152 shares of Class B common stock, respectively and 636,208 and 578,089 shares of Class A common stock, respectively.

2010 Equity Incentive Plan

Stock Options

Under the Company’s 2010 Equity Incentive Plan (the Plan), the Company may grant options to purchase or directly issue shares of common stock to employees, directors, and non-employees.

Options may be granted at a price per share not less than 100% of the fair market value at the date of grant. If the option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of the common stock on the grant date. Options granted generally vest over a period of four years and have ten-year contractual terms.

Stock option activity under the Plan is as follows:

	Number of Shares Available for Issuance(1)	Number of Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Balance at December 31, 2019	2,031,367	13,789,308	$5.32	6.32
Additional shares authorized	1,745,956	—
Granted	(4,193,155)	961,530	20.42
Cancelled and forfeited (2)	415,832	(415,832)	4.05
Exercised		(104,019)	3.07

Balance at September 30, 2020	—	14,230,987	$6.39	5.92
Vested and exercisable – September 30, 2020		10,348,278	$5.32

(1)	Includes option and restricted stock unit grants.
(2)	All option grants approved after July 2013 are from the Class A option pool. Class B cancellation and forfeitures are converted from Class B to Class A upon return to the option pool.

There were 104,019 vested shares exercised during the nine months ended September 30, 2020 at the aggregate intrinsic value of $1.9 million.

Options with a fair value of $6.9 million and $4.8 million vested in the nine months ended September 30, 2020 and 2019, respectively.

Additional information regarding options outstanding at September 30, 2020, is as follows:

Exercise Price per Share	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)
$ 0.44	418,000	0.41
0.52	752,775	1.21
1.84	162,880	2.13
2.59	1,672,435	2.59
4.22	663,858	3.62
4.24	1,208,691	4.63
5.28	1,112,982	5.82
5.33	4,046,890	6.53
5.41	40,500	7.46
9.56	3,195,446	8.73
9.58	283,500	9.70
25.07	673,030	9.93

	14,230,987	5.92

	Number of RSU unvested	Weighted Average Remaining Contractual Life (Years)
	3,231,625	9.86

The following weighted average assumptions were used as inputs to the Black-Scholes OPM in determining the estimated grant-date fair value of the Company’s stock options to employees:

	Nine Months Ended September 30,
	2020	2019
Volatility	70.00%	70.00%
Risk-free interest rate	0.39%	1.93%
Expected term (in years)	6.08	6.02
Expected dividend	—	—
Weighted average fair value at grant date	10.75	6.04

Restricted Stock Units

	Number of Restricted Stock Units Outstanding	Weighted Average grant date fair value	Weighted Average Remaining Contractual Term (Years)
Balance at December 31, 2019	—	$—
Granted	3,231,625	16.72
Vested	—	—
Forfeited	—	—

Balance at September 30, 2020	3,231,625	$16.72	9.86

Vested – September 30, 2020	—	$16.72

The restricted stock units were not vested in the nine months ended September 30, 2020. The amortization of the restricted stock unit expense for the nine months ended September 30, 2020 was $2.4 million which represents the fair value of the RSUs amortized on a straight line over the vesting period.

As of September 30, 2020, unrecognized compensation costs related to RSUs granted under our equity incentive plans were $51.8 million. We expect to recognize those costs over a weighted average period of 3.18 years.

As of September 30, 2020, the Company had employee and non-employee stock-based compensation of $24.6 million related to unvested stock options not yet recognized that are expected to be recognized over an estimated weighted average period of 3.20 years.

Total stock-based compensation expense recognized in the accompanying statements of operations and comprehensive loss for all equity awards is as follows (amounts in thousands):

	Nine Months Ended September 30,
	2020	2019
Research and development	$5,542	$2,790
General and administrative	3,711	2,027

Total stock-based compensation expense	$9,253	$4,817

10. Earnings (Loss) Per Share

Basic and diluted earnings per share were the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. Since the Company has net loss, there are no dilutive equity awards. The following table sets forth the computation of basic and diluted loss per Class A common stock and Class B common stock (amounts in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:
Net loss attributable to common stockholders	$(375,854)	$(13,494)	$(405,172)	$(36,995)
Denominator:
Weighted average Class A and Class B common shares outstanding- Basic and Diluted	11,265,320	11,194,200	11,244,365	11,186,064

Net loss per share attributable to Class A and Class B Common stockholders- Basic and Diluted	$(33.36)	$(1.21)	$(36.03)	$(3.31)

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	Nine Months Ended September 30,
	2020	2019
Series A convertible preferred stock	12,192,245	12,192,245
Series B convertible preferred stock	12,381,008	12,381,008
Series B-1 convertible preferred stock	4,076,037	4,076,037
Series C convertible preferred stock	11,258,372	11,258,372
Series D convertible preferred stock	2,983,189	2,983,189
Series E convertible preferred stock	5,500,000	5,500,000
Warrants to purchase Series A convertible preferred stock	124,586	124,586
Warrants to purchase Series C convertible preferred stock	129,718	129,718
Options outstanding	14,230,987	13,349,486
Restricted stock units	3,231,625	—

Total	62,876,142	61,994,641

11. Joint Venture and Non-controlling interest

The Company entered into a JVA with VGA and formed the JV entity. The Company determined the entity was a variable interest entity with a related party, and the Company’s operations were more closely associated with the JV entity. As such, the Company consolidated the JV entity for financial reporting purposes, and a non-controlling interest was recorded for VGA’s interest in the net assets and operations of QSV operations to the extent of the VGA investment. The Company’s consolidated balance sheet includes $3.4 million cash and cash equivalents and less than $0.1 million of prepaid expenses of the JV entity at September 30, 2020 ($3.4 million and less than $0.1 million, respectively at December 31, 2019). Although the Company has consolidated the net assets of the JV entity, it has no right to the use of those assets for its standalone operations.

The following table sets forth the change in non-controlling interest for the six months ended September 30, 2020 (amounts in thousands):

Non-controlling interest
Balance at December 31, 2019	$1,710
Net loss attributable to non-controlling interest in consolidated JV	(6)

Balance at September 30, 2020	$1,704

Fair Value Measurement

On May 14, 2020, the Company amended the JVA and other related agreements regarding the JV entity in connection with VGA’s investment of $200.0 million in the Company’s Series F convertible preferred stock as described in Note 8. The Company determined the amendments represented a reconsideration event and determined that the JV entity is still a variable interest entity. As the significance and nature of the business of the JV entity continues to be more aligned with the core business of the Company and the Company continues to absorb a majority of the variability associated with the JV entity’s anticipated economic performance, the Company continues to be the related party most closely associated with the JV entity.

12. Income Taxes

On March 27, 2020, the U.S. President signed into law the CARES Act, an economic stimulus package in response to the COVID-19 global pandemic. The CARES Act contains several corporate income tax provisions, including making remaining alternative minimum tax credits immediately refundable; providing a 5-year carryback of net operating loss carryforwards (“NOLs”) generated in tax years 2018, 2019, and 2020, and removing the 80% taxable income limitation on utilization of those NOLs if carried back to prior tax years or utilized in tax years beginning before 2021; and temporarily liberalizing the interest deductibility rules under Section 163(j) of the Tax Cuts and Jobs Act, by raising the adjusted taxable income limitation from 30% to 50% for tax years 2019 and 2020 and giving taxpayers the election of using 2019 adjusted taxable income for purposes of computing 2020 interest deductibility. The Company is still evaluating the impact but does not currently expect the provisions of the CARES Act to have a material effect on the realizability of deferred income tax assets or tax expense. There is no material impact for the nine months ended September 30, 2020. As additional guidance is released, the Company will evaluate whether there would need to be a change in the period when such guidance is issued.

13. Related Parties Agreements

Joint Venture Agreement

In September 11, 2018, the Company entered into a Joint Venture Agreement with VWGoA and VGA as described in Note 2 and Note 11. In connection with this agreement, the parties also have entered into 2 operative agreements: (i) the Limited Liability Company Agreement of the JV entity to govern the respective rights and obligations as Members of the JV entity and (ii) the Common IP License Agreement for the Company to license certain intellectual property rights pertaining to automotive battery cells as defined in the JV Agreement to VWGoA, VGA and the JV Entity.

Other Related Parties

One of the members of the Board of Directors is also a consultant to the Company, providing expertise in the area of science and materials. This board member was paid $0.1 million under a consulting agreement during the nine months ended September 30, 2020 and 2019.

14. Subsequent Events

The Company has evaluated subsequent events through December 2, 2020, the date the financial statements were available to be issued.

On November 10, 2020 Kensington filed Form S-4 amendment #4 Registration Statement which was declared effective by the Securities and Exchange Commission on November 12, 2020.

On November 25, 2020, the Company closed the Preferred Series F financing with 11 investors for approximately $188.0 million before banker fees and expenses.

On November 25, 2020, Kensington (NYSE:KCACU), shareholders voted to approve the business combination with QuantumScape and other related matters on the proxy statements. After the merger, QuantumScape became the publicly traded company under the ticker symbol QS on the New York Stock Exchange.